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AMERITRADE HOLDING CORPORATION

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Filed by Ameritrade Holding Corporation
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: Ameritrade Holding Corporation
Commission File No.: 000-49992

This filing consists of a joint communication by Ameritrade Holding Corporation and TD Waterhouse Group, Inc. to associates of Ameritrade and TD Waterhouse on October 21, 2005.

TD Ameritrade Integration Planning Update
Issue No. 7
October 21, 2005
Business Unit Announcements
Over the past two weeks, Ameritrade and TD Waterhouse1 communicated a number of operational, geographic, and staffing decisions to directly affected associates. These groups include:
•	Legal and Compliance

•	Marketing

•	Risk Management
A high-level overview of the information communicated to these groups is provided below. As always, please keep in mind these decisions are contingent on the close of the acquisition. Until that time, Ameritrade and TD Waterhouse must continue to operate as competitors.
Legal and Compliance
•	TD Ameritrade will maintain the majority of its legal functions in Columbia, Maryland and maintain smaller functions in Omaha, Nebraska and Jersey City, New Jersey. The migration of legal functions currently located outside of these locations is expected to take place approximately 60 days after broker/dealer conversion.

•	Additionally, some functions currently performed by Compliance will transition to the Legal department in TD Ameritrade.

•	TD Ameritrade will maintain most of its core compliance functions in Omaha with a few functions in Jersey City.

•	Associates who express an interest in relocating will be assessed and considered for positions in the new company.
Marketing
•	TD Ameritrade will have a marketing presence in both Omaha and the New York/New Jersey area.

•	The size of the group in each location, as well as the functions located there, will be determined once the associate selection process is complete.
What is the broker/dealer conversion?
The introducing broker/dealer conversion is when we combine the TD Waterhouse and Ameritrade, Inc. introduced accounts into a renamed legal entity, “TD Ameritrade, Inc.”
How is this different from the Clearing conversion?
One important distinction between the introducing broker/dealer conversion and the clearing conversion is that the broker/dealer conversion will be highly visible to clients through client communications, branding and paperwork changes. The clearing conversion, which we expect to occur approximately 12 months following acquisition close, will happen behind the scenes and is expected to be seamless. The Clearing conversion involves moving all clients from TD Waterhouse’s current clearing and custody platform to Ameritrade’s platform.

Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.

Risk Management
•	The risk management group for Margin will be called Credit Risk Management in the new company, and will be based in either Fort Worth, Texas or Omaha.

•	TD Waterhouse’s Fraud team will be mapped into various brokerage and compliance areas in the new organization. These areas will be based in either Omaha or Fort Worth.

•	Associates in TD Waterhouse’s current Margin Risk Management and Fraud groups will have an opportunity to express interest in relocating and will be assessed and considered for positions in the new company.
Leadership Announcements
We also have two important leadership announcements.
•	Ellen Koplow has been selected to serve as TD Ameritrade’s General Counsel, responsible for leading the combined company’s legal and regulatory efforts.

•	Tracy DeWald has been selected to lead TD Ameritrade’s Compliance department as Chief Compliance Officer.
TD Ameritrade Branding Update
Anticipation is building across both companies as Marketing puts the finishing touches on the brand identity for TD Ameritrade. We want to make sure that before the rest of the world has a chance to see our new logo, you see it first. We’re planning an internal unveiling just before the close of the acquisition. Stay tuned for more details. A more comprehensive marketing strategy and internal branding campaign will take place soon after.
When the acquisition closes, Ameritrade and TD Waterhouse will swap out existing logos on corporate materials with the new TD Ameritrade logo.
Keep in mind that until broker/dealer conversion takes place, Ameritrade and TD Waterhouse will continue to run separate advertising. Once the conversion takes place, we will launch the new TD Ameritrade advertising campaign. And of course, similar to the logo unveiling, you’ll also have an opportunity to preview our new advertising prior to launch.
Steps for Closing the Deal
There are three key areas that we must concentrate on in order to close the deal. An update is provided below.
Shareholder Approval
Earlier this week, we received comments from the Securities & Exchange Commission (SEC) on our preliminary proxy statement. After we have satisfied all of the SEC comments and filed the definitive proxy statement, we will mail the document to shareholders and conduct the special shareholders meeting.
Regulatory Approvals
The Hart Scott Rodino waiting period expired last month (an important regulatory hurdle), and we are in the midst of obtaining additional broker/dealer-related approvals for the transaction from other regulators such as the National Association of Securities Dealers, the New York Stock Exchange, the Investment Dealers Association (Canada) and the Ontario Securities Commission.
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.

Financing for the Special Dividend
Ameritrade is currently working with its investment bank advisors to structure and obtain financing for the proposed dividend.
Associate Selection Process Reminder
As communicated in the September 22nd Integration Planning Update, associates outside of a business unit’s designated geographic location can express interest in relocating and apply for suitable positions. These associates will be able to participate in the selection process and may be selected to relocate, based on their qualifications and the needs of the business. To express interest, associates must fill out an Associate Information Form, which will highlight your skills, accomplishments and other relevant information you would like considered as part of the selection process. Please contact your Human Resources representative for more information.
After all associates within a specific department have been assessed and the selection process is complete, remaining open positions will be posted on both firms’ job posting Web sites. Associates from both firms can apply for these positions through the regular application process.
As always, decisions made about business unit locations and structure will be communicated to associates in affected areas first and then globally to all associates.
Please watch for additional information in the coming weeks. As always, please continue to submit your questions and thoughts through Zoomerang.

1  Refers to TD Bank Financial Group’s U.S. brokerage business, TD Waterhouse Group, Inc.
Safe Harbor
This document contains forward-looking statements that involve risks and uncertainties. For example, statements related to expected locations of TD Ameritrade’s legal, compliance marketing and risk management departments, impact on and location of TD Waterhouse’s fraud groups, management of TD Ameritrade following the closing, unveiling of TD Ameritrade brand and advertising campaign, mailing of definitive proxy statement and special shareholders meeting, regulatory approvals, debt financing for the special dividend and other statements that are not historical facts, are all forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. Various factors could cause actual results to differ materially from those anticipated by the forward-looking statements. These factors include the possibility that the necessary stockholder and regulatory approvals are not obtained; that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; that TD Ameritrade is unable to transition customers, successfully execute its integration strategies, or achieve planned synergies, or that the occurrence of these events takes longer than expected; that management is unable to accurately forecast the anticipated integration of TD Ameritrade; that TD Ameritrade is unable to compete successfully in this highly competitive and rapidly changing marketplace; that the parties are unable to retain employees that are key to the operations of the combined business; and that TD Ameritrade is unable to identify and realize future consolidation and growth opportunities. These and other risks that could cause actual results to differ materially from those described in the forward-looking statements are detailed from time to time in the documents filed by Ameritrade with the Securities and Exchange Commission, including Ameritrade’s most recent form 10-K and 10-Q.
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.

Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade filed a preliminary proxy statement concerning the transaction with the Securities and Exchange Commission (“SEC”) on September 12, 2005. Ameritrade will also file a definitive proxy statement and relevant documents with the SEC in connection with the proposed transaction. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the preliminary proxy statement of Ameritrade described above. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.